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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 33- 70662, 33-87448, 333-57463 and 333-121253 on Form S-8 of our report dated September 29, 2008 relating to the consolidated financial statements and the financial statement schedule of TRC Companies, Inc. and subsidiaries (the "Company") and of our report dated September 29, 2008 relating to internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of material weaknesses), appearing in this Annual Report on Form 10-K of the Company for the year ended June 30, 2008.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
September 29, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM